UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 1, 2010

American Standard Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-132948	20-2791397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 North Scottsdale Road
Suite 1400
Scottsdale, Arizona 85281
(Address of principal executive offices) (Zip Code)

(480) 371-1929
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As more fully described in the Form 8-K filed October 4, 2010, we, formerly known as Uncle Al’s Famous Hot Dogs & Grille, Inc. (the “Company”), acquired American Standard Energy Corp., a Nevada Corporation (“ASEC”), an oil exploration and production company, in accordance with a Share Exchange Agreement dated October 1, 2010 ("Business #1"). ASEC was incorporated on April 2, 2010 for the purposes of acquiring certain oil and gas properties  from Geronimo Holding Corporation (“Geronimo”), XOG Operating, LLC (“XOG”) and CLW South Texas 2008, LP (“CLW”) (collectively, the "XOG Group").  Randall Capps is the sole owner of XOG and Geronimo, and the majority owner of CLW.

The closing transaction took place on October 1, 2010, when the Company acquired 100% of the outstanding shares of common stock of ASEC and additional consideration of $25,000 from the ASEC shareholders.  In exchange for the ASEC stock and the additional consideration, the XOG Group was issued 21,999,997 shares of the Company common stock representing approximately 86.1% of the Company’s common stock on a fully diluted basis. As a result, the XOG Group acquired control of the Company and the transaction was accounted for as a reverse merger with the XOG Group as the accounting acquirer of the Company. Accordingly, as a result of the reverse merger, the financial statements of ASEC will become the historical financial statements of the Company.  In connection with the Stock Exchange Agreement, the Company changed its name to American Standard Energy Corp.

On December 6, 2010, the Company filed a Current Report on Form 8-K (the “Initial Report ”) to report that the Company had entered into a Purchase of Partial Leaseholds Agreement (the “Agreement”) with Geronimo to purchase certain mineral rights leaseholds held on the properties as described in Exhibit A to the Agreement (“Business #2). In consideration for Business #2, the Company paid Geronimo $500,000 and issued 1,200,000 shares of common stock. Due to the controlling interest in the Company by the XOG Group, the acquisition of Business #2 by the Company will not be accounted for as a purchase, but as a reorganization of entities under common control and, as such, the accompanying financial statements of Business #2 will become part of the Company’s historical financial statements.

This Current Report on Form 8-K/A (this “ Amendment ”) amends and supplements the Initial Report to provide the financial statements for Business #2 and the pro forma financial statements required by Item 9.01 of Form 8-K. No other modifications to the Initial Report are being made by this Amendment. This Amendment should be read in connection with the Initial Report, which provides a more complete description of the acquisition of the Business #2.

Item 9.01   Financial Statement and Exhibits

(a)  Financial Statements of Business Acquired.
Audited financial statements of Business #2 as of and for the years ended December 31, 2009 and 2008, together with the accompanying Report of Independent Registered Public Accounting Firm, as set forth in Exhibit 99.1

Unaudited financial statements of Business #2 as of and for the nine months ended September 30, 2010 and 2009, as set forth in Exhibit 99.1

(b)  Pro Forma Combined Financial Statements of the Company as of September 30, 2010, and for the year ended December 31, 2009 and for the nine months ended September 30, 2010, as set forth in Exhibit 99.2

Exhibits
Exhibit No.	Description
99.1	Audited Financial Statements of Business #2 as of December 31, 2009 and 2008 and unaudited Financial Statements as of September 30, 2010 and 2009.
99.2
Pro Forma Combined Financial Statements as of September 30, 2010 and December 31, 2009, and Pro Forma Combined Statements of Operations for the nine months ended September 30, 2010 and the year ended December 31, 2009.

99.3	Bryant M. Mook, B.Sc. M.Eng., Petroleum Engineering and Geological Advisor, Reserve Report effective December 31, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STANDARD ENERGY CORP.

Date: February 14, 2011	By:	/s/Scott Feldhacker
Scott Feldhacker
Chief Executive Officer

Date: February 14, 2011	By:	/s/Scott Mahoney, CFA
Scott Mahoney, CFA
Chief Financial and Accounting Officer